Exhibit 32

CERTIFICATION
Pursuant to 18 U.S.C. 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002
Each of the undersigned, Jerome S. Griffith, Chief Executive Officer and President of Lands’ End, Inc. (the “Company”) and James F. Gooch, Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer of the Company, has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2018 (the “Report”).
Each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
March 29, 2018

/s/ Jerome S. Griffith
Jerome S. Griffith
Chief Executive Officer and President (Principal Executive Officer)

/s/ James F. Gooch
James F. Gooch
Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer (Principal Financial Officer)